                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                            ------------------------


                                    FORM 8-K

                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


Date of Report (Date of earliest event reported)   April 7, 2000

                                 TEAMSTAFF, INC.
               (Exact name of Registrant as specified in charter)


       New Jersey                        0-18492                 22-1899798
(State or other jurisdic-              (Commission             (IRS Employer
 tion of incorporation)                File Number)          Identification No.)


300 Atrium Drive, Somerset, N.J.                                   08873
 (Address of principal executive offices)                        (Zip Code)


Registrant's telephone number, including area code  (732) 748-1700



         (Former name or former address, if changed since last report.)

ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS.

                  On April 7, 2000 TeamStaff, Inc. ( "TeamStaff" or the "Company") entered into a definitive Asset Purchase Agreement to acquire substantially all of the assets of the professional employer organization ("PEO") business of Outsource International, Inc. ("Outsource") which had operated under the tradename "Synadyne". The assets were acquired through one of TeamStaff's wholly-owned subsidiaries, of which Outsource had indirectly held a 20% ownership interest. The 20% ownership interest was subsequently purchased by TeamStaff. The transaction was effective as of August 8, 2000.

         TeamStaff acquired the tradename "Synadyne" as part of the transaction, as well as all of the customer contracts of the PEO business.

         Under the terms of the Asset Purchase Agreement, TeamStaff paid an aggregate purchase price of $3,500,000. The agreement also provides for an additional potential payment in one year of up to $1,250,000 provided that the former clients of Outsource have at least 9,500 worksite employees as of March 31, 2001. In the event there are less than 9,500 employees, the amount of the earnout will be reduced by a pre-determined formula.

         Based upon pre-acquisition figures provided by Outsource, management believes that the combined businesses will have over 20,000 worksite employees, an increase from 11,000 pre-acquisition employees of TeamStaff. Management further believes that the post-acquisition TeamStaff will have annualized revenues of over $500 million, ranking it as one of the top ten PEOs nationwide. PEOs provide outsourcing of human resource, payroll, benefits, and workers' compensation protection to small and medium sized businesses.

         Pursuant to the terms of the Asset Purchase Agreement, Outsource, subject an initial "basket" of $50,000, has agreed to indemnify TeamStaff up to the purchase price for claims for breaches of representations and warranties.

         In connection with the acquisition, TeamStaff received an increase in its present lending facility with FINOVA Capital Corporation in order to fund the acquisition and necessary working capital. The facility is comprised of (i) a three year term loan in the principal amount of $4,000,000, with a five year amortization and a balloon payment at the end of three years and (ii) an increase in the revolving line of credit from $2.5 million to $3.5 million. The term loan bears an interest rate of prime plus 3 percent and the revolving loan bears an interest rate of prime plus 1 percent. The term loan may be prepaid at any time without penalty. Annual success fees of $500,000 are earned as of each anniversary date of the loan commencing as of April 2000.

ITEM 5. OTHER EVENTS

         TeamStaff held its Annual Meeting of shareholders on April 13, 2000. As of the record date of March 7, 2000, there were 27,932,513 shares outstanding and eligible to vote at the Annual Meeting. At the Annual Meeting shareholders approved the following actions:

         1.       Election Of Directors.

         Shareholders were requested to vote on the election of two Class 3 directors

Nominee Name         Votes Against        Votes in Favor            % in Favor

Kirk Scoggins        145,339              25,554,907                     99%

Martin J. Delaney    153,939              25,546,307                     99%

         2.       Adoption of 2000 Employee Stock Option Plan

         Shareholders were requested to approve adoption of the 2000 Employees Stock Option Plan to provide for the grant of options to purchase up to 6,000,000 shares of the Corporation's common stock.

Votes Cast in Favor  % In Favor          Votes Against          Votes Abstaining
                     (of shares voted)

15,307,440           89%                 1,749,275              460,406

         3.       Adoption of 200 Non-Executive Director Stock Option Plan.

         Shareholders were requested to approve adoption of the 2000 Non-Executive Director Stock Option Plan to provide for the issuance of options to purchase Common Stock to non-employee directors.

Votes Cast in Favor  % in Favor            Votes Against        Votes Abstaining
                     (of shares voted)

15,420,070           90%                   1,707,012            390,039

         4.       Reverse Stock Split

         Shareholders were requested to approve a proposal to grant the Board of Directors the authority to amend the Articles of Incorporation of the Corporation to effect a reverse stock split of the Corporation's Common Stock in the range of from 1:3 to 1:3.5 of the Corporation's common stock, $.001 par value per share.

Votes Cast in Favor    % in Favor           Votes Against       Votes Abstaining
                       (of shares voted)

23,937,603             93%                  1,637,431           125.212


         The Board of Directors originally approved the reverse split, along with the other proposals, on January 20 , 2000, for submission to the Shareholders at the Annual Meeting held on April 13, 2000. The March 8, 2000 proxy statement for the Annual Meeting cited two principal reasons for the reverse split: increasing the stock price to make the Company's common stock a more attractive investment and qualifying for the Nasdaq National Market System. At the time of the proxy statement, management of the Company believed that, with the completion of certain contemplated restructurings, the Company would meet all of the initial listing criteria of the Nasdaq National Market System, provided the reverse split caused the Common Stock to trade above $5.00, as required for initial listing.

         After the March 8, 2000 proxy statement was mailed, the Company became aware of an opportunity to purchase the professional employer organization business of Outsource International, Inc.. The Company was advised that Outsource had immediate cash needs and accordingly the Company believed it could negotiate a favorable purchase price provided it was able to close the transaction on an expedited basis and pay the purchase price in cash. Under the terms of the letter of intent for the transaction, Outsource required that the transaction be closed on or about March 31, 2000, subsequently extended to April 10, 2000. On April 10, 2000, three days prior to the Shareholders meeting and after most of the Company's Shareholders had returned their proxies, the Company announced the completion of the acquisition of the assets of Synadyne. The purchase price of $3,500,000 was paid in cash which was funded by an increase in the Company's lending facilities.

         The Company believes the acquisition of the Synadyne assets will significantly enhance the Company's financial performance in the future; however, the acquisition resulted in an increase in intangible assets which currently prevents the Company from complying with the net tangible assets listing requirements of the Nasdaq National Market System. Among other criteria, companies such as TeamStaff applying for listing on the National Market System which have a market capitalization of less than $75,000,000 (or revenues and total assets of less than $75,00,0000) are required to have net tangible assets of at least $6,000,000. Even taking into consideration certain planned restructurings, the Company's net tangible assets may not equal or exceed $6,000,000. Although the Board of Directors still believes the reverse split is in the best interests of the Company and strongly urges its adoption, the Board has decided to resubmit the proposal to the Shareholders so that Shareholders will be able to make an informed decision based on current information. The Board has determined that the 1:3.5 ratio is appropriate for the split and therefore has not requested authority for a range for the split. The Company anticipates holding a Special Meeting of

Shareholders in May, 2000.

ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL STATEMENTS AND EXHIBITS.

(a)(b) Financial Statements of Businesses Acquired and Pro Forma Financial Information

         The financial statements of the Synadyne division of Outsource International, Inc. and the pro forma financial information required in accordance with Form 8K will be filed within 60 days of the filing of this Form 8K.

(c) Exhibits. The exhibits designated with an asterisk (*) are filed herewith. All other exhibits have been previously filed with the Commission and, pursuant to 17 C.F.R. Secs. 20l.24 and 240.12b-32, are incorporated by reference to the document referenced in brackets following the descriptions of such exhibits.

         3.1* Form of Asset Purchase Agreement dated as of April 7, 2000 by and between TeamStaff Inc., Teamstaf V, Inc., Outsource International, Inc.and Synadyne I, Inc., Synadyne II, Inc., Synadyne III, Inc., Synadyne IV, Inc., Synadyne V, Inc., Guardian Employer East LLC and Guardian Employer West LLC.

         10.1* First Amendment to the Amended and Restated Schedule to the Amended and Restated Loan and Security Agreement among TeamStaff, Inc. and its Subsidiaries as Co-Borrowers and FINOVA Capital Corporation dated April 7, 2000.

         10.2* Second Amended and Restated Secured Promissory Note A dated April 7, 2000 in the principal amount of $1,541,659 payable to FINOVA Capital Corporation.

         10.3* Amended and Restated Secured Promissory Note B dated April 7, 2000 in the principal amount of $1,899,996 payable to FINOVA Capital Corporation.

         10.4* Secured Promissory Note C dated April 7, 2000 in the principal amount of $4,000,000 payable to FINOVA Capital Corporation.

                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 19, 2000                                 TEAMSTAFF, INC.
                                                               (Registrant)

                                                 By:   DONALD T. KELLY
                                                       -----------------------
                                                       Donald T. Kelly
                                                       Chief Financial Officer

                                EXHIBIT INDEX



      Exhibit No.                      Description
      ----------- -------------------------------------------------------------

         3.1* Form of Asset Purchase Agreement dated as of April 7, 2000 by and between TeamStaff Inc., Teamstaf V, Inc., Outsource International, Inc.and Synadyne I, Inc., Synadyne II, Inc., Synadyne III, Inc., Synadyne IV, Inc., Synadyne V, Inc., Guardian Employer East LLC and Guardian Employer West LLC.

         10.1* First Amendment to the Amended and Restated Schedule to the Amended and Restated Loan and Security Agreement among TeamStaff, Inc. and its Subsidiaries as Co-Borrowers and FINOVA Capital Corporation dated April 7, 2000.

         10.2* Second Amended and Restated Secured Promissory Note A dated April 7, 2000 in the principal amount of $1,541,659 payable to FINOVA Capital Corporation.

         10.3* Amended and Restated Secured Promissory Note B dated April 7, 2000 in the principal amount of $1,899,996 payable to FINOVA Capital Corporation.

         10.4* Secured Promissory Note C dated April 7, 2000 in the principal amount of $4,000,000 payable to FINOVA Capital Corporation.

---------------------------
* Filed Herewith.